SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):
June 4, 2007

Logsearch, Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada	333-115053	09-0420135
State of	Commission	IRS Employer
Incorporation	File Number	I.D. Number

Yu Lei Bay, Lipu,
Guangxi, P.R. China
Address of principal executive offices

Registrant’s telephone number: 86-773-723 3098

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers, Election of Directors; Appointment of Principal Officers

On April 18, 2007, as previously announced and reported in the Company’s Report on Form 8-K, filed on April 23, 2007, the Company consummated the Merger Transaction, whereby LGSE Merger Sub, Inc. (“SUB”), a wholly owned subsidiary of the Company, merged with and into China Lipu Paper Limited (“CLP”), pursuant to the terms and conditions of that certain Agreement and Plan of Merger, dated as of April 18, 2007, by and among the Company, SUB, CLP, and the shareholders of CLP, as more particularly described in the Company’s Report on Form 8-K, dated April 23, 2007.

As a result of the Merger Transaction, the Company believes that the appointment of a new management team would be beneficial to the Company and its shareholders.

Effective upon the close of business of April 30, 2007, Biao Tan resigned from his position as Chief Executive Officer and Chief Financial Officer of the Company. As Sole Director of the Company, Biao Tan appointed Fangde Zhang to the positions of Chief Executive Officer and Chairman, Jinhua Shu to the position of Secretary, and Mingzhu Zhang to the position of Chief Financial Officer (the “New Officers”), such appointments became effective upon the close of business of April 30, 2007.

Prior to the closing of the Merger Transaction, Biao Tan had been President, Secretary, and sole director of the Company. Effective upon the filing and distribution of such documents as are required under the Securities Exchange Act of 1934, as amended, and the expiration of all applicable grace periods, Fangde Zhang, Jiajie Chen, Jianqiang Peng, and Shaoqiu Li (all who prior to the Merger Transaction were shareholders of CLP) were appointed to, and Biao Tan resigned from, the Board of Directors of the Company.

The New Officers and the New Directors have the following business experience:

Fangde Zhang (Chief Executive Officer/Chairman)

Fangde Zhang, 51 years old, joined Guangxi Forestry Lipu Paper Company Limited in 1990. Fangde Zhang has served as the company’s chairman and chief executive officer since 1997.

Mr. Zhang does not hold any other directorships with reporting companies in the United States. There are no family relationships between Mr. Zhang and the directors, executive officers, or persons nominated or chosen by the Registrant to become directors or executive officers. During the last two years, there have been no transactions, or proposed transactions, to which the Registrant was or is to be a party, in which Mr. Zhang (or any member of his immediate family) had or is to have a direct or indirect material interest.

Mingzhu Zhang (Chief Financial Officer)

Mingzhu Zhang, 25 years old, majored in accounting and graduated from Guangxi Economics and Management College in 2002. Mingzhu Zhang joined Guangxi Forestry Lipu Paper Company and has served as the chief financial officer of the company since 2002.

Ms. Zhang does not hold any other directorships with reporting companies in the United States. There are no family relationships between Ms. Zhang and the directors, executive officers, or persons nominated or chosen by the Registrant to become directors or executive officers. During the last two years, there have been no transactions, or proposed transactions, to which the Registrant was or is to be a party, in which Ms. Zhang (or any member of his immediate family) had or is to have a direct or indirect material interest.

Jinhua Shu (Secretary)

Jinhua Shu, 35 years old, graduated from Guangxi Electromechanical College in 1992. Jinhua Shu joined Guangxi Forestry Lipu Paper Company and has served as the company’s IT Department Manager and Human Resource Department Manager since November 2000.

Mr. Shu does not hold any other directorships with reporting companies in the United States. There are no family relationships between Mr. Shu and the directors, executive officers, or persons nominated or chosen by the Registrant to become directors or executive officers. During the last two years, there have been no transactions, or proposed transactions, to which the Registrant was or is to be a party, in which Mr. Shu (or any member of his immediate family) had or is to have a direct or indirect material interest.

Jiajie Chen (Director)

Jiajie Chen, 49 years old, joined Guangxi Forestry Lipu Paper Company Limited since 1981. Jiajie Chen has served as the company’s vice president and head of research and development department since 1997. Chen has 25 years of experience in paper manufacturing and recycling.

Mr. Chen does not hold any other directorships with reporting companies in the United States. There are no family relationships between Mr. Chen and the directors, executive officers, or persons nominated or chosen by the Registrant to become directors or executive officers. During the last two years, there have been no transactions, or proposed transactions, to which the Registrant was or is to be a party, in which Mr. Chen (or any member of his immediate family) had or is to have a direct or indirect material interest.

Jianqiang Peng (Director)

Jiangqiang Peng, 40 years old, joined Guangxi Forestry Lipu Paper Company Limited in 1999, and has served as company’s vice president and head of sales department since 2001.

Mr. Peng does not hold any other directorships with reporting companies in the United States. There are no family relationships between Mr. Peng and the directors, executive officers, or persons nominated or chosen by the Registrant to become directors or executive officers. During the last two years, there have been no transactions, or proposed transactions, to which the Registrant was or is to be a party, in which Mr. Peng (or any member of his immediate family) had or is to have a direct or indirect material interest.

Shaoqiu Li (Director)

Shaoqiu Li, 52 years old, joined Guangxi Forestry Lipu Paper Company Limited in 1970 and has 30 years of experience in paper manufacturing industry. Shaoqiu Li has served as the company’s vice president since 1990.

Mr. Li does not hold any other directorships with reporting companies in the United States. There are no family relationships between Mr. Li and the directors, executive officers, or persons nominated or chosen by the Registrant to become directors or executive officers. During the last two years, there have been no transactions, or proposed transactions, to which the Registrant was or is to be a party, in which Mr. Li (or any member of his immediate family) had or is to have a direct or indirect material interest.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 6, 2007

Logsearch, Inc.

By:	/s/ Fangde Zhang
Name: Fangde Zhang
Title: Chief Executive Officer